SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 25, 2012, we issued a press release announcing our results of operations for the first quarter ended March 31, 2012, including, among other things, an income statement for that period. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.

For the first quarter of 2012, the press release attached as Exhibit 99 includes a non-GAAP presentation of our results. We use non-GAAP financial measures, such as non-GAAP net income and earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99, we used non-GAAP financial measures in comparing the financial results for the first quarter of 2012 with the same period of 2011. Those measures include the following, adjusted to exclude the effect of the items below (described in more detail in the press release attached as Exhibit 99): operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share. The adjustments consist of:

•	A special charge in the first quarter of 2012 of $23.8 million, primarily related to the withdrawal of Xigris.

•	The following items in the first quarter of 2011:

•	In-process research and development charges associated with our diabetes collaboration with Boehringer Ingelheim.

•	Restructuring charges related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

In the press release attached as Exhibit 99, we provided financial expectations for 2012, including earnings per share growth on a non-GAAP basis. In order to provide additional insight into the earnings-per-share growth comparison between 2011 results and expected 2012 results, we adjusted earnings per share for the first quarter 2012 and 2011 items described above and for the following:

•	Restructuring charges related to severance costs from the strategic actions described above in each of the last three quarters of 2011.

•	A special charge related to the withdrawal of Xigris in the fourth quarter of 2011.

The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.

The information in this Item 2.02 and the press release attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99	Press release dated April 25, 2012, together with related attachments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Arnold C. Hanish
Name:	Arnold C. Hanish
Title:	Vice President and
Chief Accounting Officer

Dated: April 25, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99	Press release dated April 25, 2012, together with related attachments.

5